                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



     Check the appropriate box:

     [ ] Preliminary information statement    [ ] Confidential, for use by the
                                                  Commission Only (as permitted
                                                  by Rule 14c-5(d)(2))

     [X] Definitive information statement

                              RVM INDUSTRIES, INC.
                  (Name of Registrant as Specified in Charter)

                              RVM INDUSTRIES, INC.
          753 WEST WATERLOO ROAD, AKRON, OHIO 44314-1519;(330) 753-4545


     Payment of filing fee (check the appropriate box):

     [X]     No fee required

     [ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11

     [ ]     Fee paid previously with preliminary materials

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                              RVM INDUSTRIES, INC.
                             753 WEST WATERLOO ROAD
                              AKRON, OH 44314-1519


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 13, 2000


TO THE SHAREHOLDERS OF RVM INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RVM Industries, Inc. (the "Company") for the fiscal year ended March 31, 2000 will be held at the RVM Industries, Inc. Corporate Offices, 753 W. Waterloo Road, Akron, Ohio on September 13, 2000 at 9:00 a.m., Eastern Standard Time, for the following purposes:

         1. To elect two (2) individuals as directors of the Company for a term of three (3) years.

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The directors have set the close of business on August 7, 2000 as the record date for the Annual Meeting. Shareholders of record at the close of business on the record date have the right to receive notice of and to vote at the Annual Meeting and any adjournments thereof. Management of the Company is not soliciting proxies in connection with the Annual Meeting, and shareholders are requested NOT to send proxies to the Company.


                                                              Nicholas T. George
                                                              Secretary


Akron, Ohio
August 14, 2000

                               RVM INDUSTRIES, INC.
                              INFORMATION STATEMENT

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 13, 2000

GENERAL INFORMATION

This Information Statement is being furnished to shareholders of RVM Industries, Inc., a Delaware corporation (the "Company" or "RVM"), on or about August 14, 2000, in connection with the Annual Meeting of Shareholders of the Company, to be held at the RVM Industries, Inc. Corporate Offices, 753 W. Waterloo Road, Akron, Ohio at 9:00 a.m., Eastern Standard Time, on September 13, 2000 and at any adjournment thereof (the "Meeting"). The Company's principal executive offices are located at 753 W. Waterloo Road, Akron, Ohio 44314-1519; telephone
(330) 753-4545.

                   WE ARE NOT ASKING YOU FOR A PROXY, AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

VOTING SECURITIES AND RECORD DATE

Only shareholders of record at the close of business on August 7, 2000 (the "Record Date") have the right to receive notice of and to vote at the Meeting and any adjournment thereof. As of the Record Date, 1,937,505 shares of the Company's $.01 par value common stock (the "Common Stock") were issued and outstanding. There were no shares of preferred stock of the Company issued and outstanding as of the Record Date, and there are presently no such shares issued and outstanding. Each shareholder of record is entitled to one vote for each share held.

Under Delaware law and the Company's Certificate of Incorporation and By-Laws, if a quorum is present at the Meeting, the two nominees for election as director who receive the greatest number of votes cast for the election of directors at the Meeting by the shares present and entitled to vote will be elected as directors. The election of two directors is the subject of Proposal No. 1, which is presented below. An abstention from voting any share with respect to the election of any nominee for director will have the practical effect of a vote against any nominee. A broker non-vote with respect to any share will not affect the election of any director, since the share is not considered present for voting purposes. However, Jacob Pollock can ensure the election of each or both the nominees for director by voting his shares in favor of such nominee. (See "Vote of Principal Shareholder," below). One-third of the outstanding shares of the Common Stock is required to be present in person or by proxy at the Meeting to constitute a quorum for the transaction of business.

VOTE OF PRINCIPAL SHAREHOLDER

Jacob Pollock, Chairman of the Board and Chief Executive Officer, who owns 86.10% of the Common Stock, has advised the Company that he intends to vote his shares for the election of the nominee for director (Proposal No. 1). Thus, the required vote is assured, and it is expected that each nominee will receive the necessary votes for election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Each owner of record or holder, to the knowledge of RVM as of August 7, 2000, of more than 5% of RVM's Common Stock is set forth in the following table:

       Title of                 Name and Address of            Amount and Nature of       Percent of
         Class                   Beneficial Owner              Beneficial Ownership          Class
-------------------------     -----------------------        ------------------------     ----------
Common Stock                  Jacob Pollock                       1,668,119 (1)(2)           86.10%
                              753 W. Waterloo Road
                              Akron, Ohio 44314

                              Richard D. Pollock                    120,270 (3)(2)            6.21
                              753 W. Waterloo Road
                              Akron, Ohio 44314

The following table shows the ownership of RVM's Common Stock beneficially owned directly or indirectly by each director, and by all directors and officers of RVM as a group, as of August 7, 2000:

       Title of                 Name and Address of            Amount and Nature of       Percent of
         Class                   Beneficial Owner              Beneficial Ownership          Class
-------------------------     -----------------------        ------------------------     ----------
Common Stock                  Jacob Pollock                       1,668,119 (1)(2)           86.10%
                              Nicholas T. George                     57,940 (3)(4)            2.99
                              C. Stephen Clegg                          250                   0.01
                              Richard D. Pollock                    120,270 (3)(2)            6.21

                              All directors and officers
                              as a group (6 persons)              1,749,904                  90.32

(1) Jacob Pollock has sole voting and investment power with respect to 1,629,384 shares.

(2) 38,735 shares are held by the Pollock Family Foundation. Jacob Pollock, Gertrude Pollock, Richard Pollock and Bruce Pollock, as trustees, equally share voting and investment power with respect to the shares.

(3) 57,690 shares are held in an irrevocable trust for the benefit of Richard Pollock's children. Richard Pollock and Nicholas T. George, as co-trustees, equally share voting and investment power with respect to these shares. 19,230 shares listed for Richard Pollock are owned by his spouse; Mr. Pollock disclaims beneficial ownership of these shares. The remaining 4,615 shares are owned directly by Mr. Pollock.

(4) Nicholas George has sole voting and investment power with respect to 250 shares.

         No preferred stock is currently outstanding.

                                 PROPOSAL NO. 1
                             ELECTION OF A DIRECTOR

Two (2) current directors, whose terms are expiring, are proposed for re-election at the Meeting to serve for a term of three (3) years; provided, however, that he would continue to serve thereafter until his successor were elected and qualified.

The following information is furnished with respect to the two current directors who have been nominated for re-election as directors of the Company and have agreed to serve a three-year term if re-elected:

                                                                PRINCIPAL OCCUPATION; BUSINESS
NAME                         AGE      DIRECTOR SINCE            EXPERIENCE & OTHER DIRECTORSHIPS
Louis N. Strike              54       September 9, 1998         Managing Director and Partner of
                                      (Term expires in          Ballenger, Strike and Associates
                                      2003)                     LLP, management consultants, from
                                                                January 1996 to present; President,
                                                                CEO, and Chairman of Modern Fold,
                                                                Inc., a leading manufacturer of
                                                                moving walls principally for hotels,
                                                                schools, churches, and commercial
                                                                office buildings from February 1998
                                                                to present; President of CINPAC,
                                                                Inc., a food processing and
                                                                packaging contractor, from April
                                                                1992 to December 1995.

Nicholas T. George           56       May 3, 1991               Attorney; Secretary of the Company
                                      (Term expires in          since May 1991; President of the law
                                      2003)                     firm of Nicholas T. George &
                                                                Associates from 1979 to 1997; joined
                                                                the law firm of Buckingham,
                                                                Doolittle & Burroughs as a partner
                                                                in 1997 and was elected President on
                                                                February 1, 2000.

Each of the following individuals is a member of the Board of Directors, whose present term of office will continue beyond the Meeting for the period indicated:

                                                                PRINCIPAL OCCUPATION; BUSINESS
NAME                         AGE      DIRECTOR SINCE            EXPERIENCE & OTHER DIRECTORSHIPS
Jacob Pollock                76       May 3, 1991               Chairman of the Board of Directors,
                                      (Term expires in          Chief Executive Officer, and
                                      2002)                     Treasurer since May 3, 1991, the
                                                                date he acquired controlling
                                                                interest in the Company; Chairman of
                                                                the Board and President of J.
                                                                Pollock & Company, a company
                                                                principally engaged in the sale of
                                                                aluminum, private investment, and
                                                                consulting, since April 1989; chief
                                                                Executive officer of Barmet Aluminum
                                                                Corporation, an aluminum company,
                                                                from 1949-1989; Director of Mid-West
                                                                Spring Manufacturing Company, Inc.,
                                                                Diamond Home Services, Inc. and
                                                                several nonpublic companies.

C. Stephen Clegg             50       May 3, 1991               Chairman of the Board of Directors
                                      (Term expires in          and Chief Executive Officer of
                                      2001)                     Diamond Home Services, Inc., a
                                                                marketer and contractor of installed
                                                                home improvement products, since
                                                                February 1996; Chairman of the Board
                                                                of Directors of Mid-West Spring
                                                                Manufacturing Company, Inc., a
                                                                manufacturer of specialty springs,
                                                                and Globe Building Materials, Inc.,
                                                                a manufacturer of home building
                                                                products, for more than five years;
                                                                and Director of Birmingham Steel
                                                                Corporation.

Richard D. Pollock           44       May 3, 1991               President of the Company since March
                                      (Term expires in          31, 1997; President of Albex since
                                      2001)                     May 1991; Vice President of J.
                                                                Pollock & Company since February
                                                                1990; and prior to joining J.
                                                                Pollock & Company, Vice President
                                                                and then President of Barmet
                                                                Aluminum Corporation for more than
                                                                five years. Richard Pollock is the
                                                                son of Jacob Pollock.

BOARD OF DIRECTORS

During the fiscal year ended March 31, 2000, the Company's Board of Directors held four regular meetings. Each director attended all meetings of the Board except Mr. Stephen Clegg who attended one meeting. Each director attended all committees on which he served during the fiscal year.

The Company has a standing Audit Committee of the Board of Directors, currently composed of Richard D. Pollock, Chairman, Nicholas T. George and Louis N. Strike. Functions of the Audit Committee include recommending the independent public accountants to be engaged by the Company, approving the scope of the audit performed by the independent public accountants, reviewing with the independent public accountants the financial statements and their accompanying report, and reviewing the Company's system of internal controls. The Audit Committee held one meeting during the fiscal year ended March 31, 2000.

The Board of Directors does not have a standing Nominating Committee. The functions of a nominating committee are performed by the Board of Directors as a whole.

The Company's Board of Directors has a standing Compensation Committee composed of Jacob Pollock, Chairman, and C. Stephen Clegg. The Compensation Committee did not meet during the fiscal year ended March 31, 2000.

The Board's Pension Committee is currently composed of Jacob Pollock, Chairman, and Nicholas T. George. Functions of this committee include administration of the plans and recommending amounts of contributions by the Company to the plans. The Committee did not meet during the fiscal year ended March 31, 2000.

The Stock Option Committee consists of Jacob Pollock, Chairman, and Richard D. Pollock. The Stock Option Committee is responsible for administering the RVM Industries, Inc. Stock Option Plan. The Committee met twice during the fiscal year ended March 31, 2000.

EXECUTIVE OFFICERS

Lowell P. Morgan was previously employed by the Company from 1959 to 1983, during which time he served many years as an officer and director. After leaving the Company in 1983, he served as Product Manager for East Manufacturing Corporation from 1983 to 1990 and Vice President of Travis Body and Trailer, Inc. from 1990 to 1991. These former employers manufactured truck trailers. He rejoined the Company as President of Ravens, Inc. on July 1, 1991 and served in that capacity until October 1, 1999, on which date he was named Assistant to the Chairman of the Company.

W. Patrick Warmington has served as President of Ravens since October 1, 1999, and as Executive Vice President of RVM since August 1998. He was employed by Kaiser Aluminum and Chemical from June 1990 to February 1998, as the Divisional Vice President of the Distribution/OEM Extrusions Engineering Products Division from November 1996 to February 1998 and as General Manager Canadian Operations Extruded Product Division from October 1994 to November 1996.

James R. McCourt has served as Vice President of Finance and Chief Financial Officer of RVM Industries since June 28, 1999. He provided general and financial management consulting from May 1998 to June 1999 to a variety of manufacturing companies. He served as General Manager of the Enco Division of MSC Industrial Supply, Inc. from December 1996 to May 1998 and as President of Allen Medical Systems, Inc. from May 1991 to December 1996. He has another twenty years of financial management experience and has a MBA and CPA.

Officers serve at the pleasure of the Board of Directors without specific terms of office. All other executive officers are directors; information concerning these persons appears above under the caption "Proposal No. 1, Election of Directors."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of copies of Forms 3, 4 and 5 furnished to RVM during or with respect to the fiscal year ended March 31, 2000, RVM is not aware of any person subject to Section 16 of the Securities Exchange Act of 1934 with respect to RVM that failed to file on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior fiscal years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table discloses compensation in excess of $100,000 awarded to, earned by or paid to any executive officer:

   Name and Principal            Fiscal                                All Other
        Position                  Year      Salary       Bonus      Compensation (1)
---------------------------      ------    --------     -------     ----------------
Jacob Pollock (2)                 2000     $129,808     $     0          $    0
  Chief Executive Officer         1999     $125,000           0               0
                                  1998     $127,600           0               0

Richard D. Pollock (2)            2000      203,776           0           5,011
  President                       1999      187,748           0           3,857
                                  1998      183,700           0           5,511

Lowell P. Morgan                  2000       93,461      21,010           3,423
  Assistant to Chairman           1999       90,848      20,732           1,511
                                  1998       82,944      21,580           1,045

W. Patrick Warmington             2000      128,071      10,400           3,853
  President, Ravens, Inc.

(1) Amount contributed to the named person's 401(k) plan account.

(2) Jacob Pollock and Richard D. Pollock did not receive any cash or noncash compensation from the Company until January 1, 1998. The Company paid $0, $0, and $330,000 in 2000, 1999, and 1998, respectively, to J. Pollock & Company for general management services. The Company paid the compensation disclosed from January 1, 1998 to March 31, 1998, and by J. Pollock & Company from April 1, 1997 to December 31, 1997.

In 1993, RVM adopted a Stock Option Plan, which provides for the granting of options to acquire up to 50,000 shares of its common stock. The Plan authorizes the granting of incentive stock options to employees of the Company and nonqualified stock options to employees, officers and directors, whether or not on the Company's payroll or otherwise paid for services. The Plan provides that the option price shall not be less than 100% (110% in the case of a person owning more than 10% of the Company's stock) of the current market price of the stock on the date of the grant and that the term of the option shall be fixed at the date of the grant. The Plan terminates on July 7, 2003.

Directors of RVM are paid $1,000 for Board of Directors meetings, which they attend. Additional compensation is not paid for committee meetings. In 1998, Mr. Clegg and Mr. George were each granted options to purchase 1,000 shares of common stock. The options have an exercise price of $12.00 per share and expire on March 27, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

The Company did not grant options in 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

               Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
--------------------------------------------------------------------------------------------------------------
                                                     Number of Securities              Value of Unexercised
                                                    Underlying Unexercised           In-the-Money Options at
                                                 Options at March 31, 2000 (#)          March 31, 2000 ($)
                                                 -----------------------------    ----------------------------
                        Shares
                      Acquired on      Value
      Name            Exercise (#)    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------
Jacob Pollock                                        4,000             0              $0              $0
Richard D. Pollock                                   4,625             0               0               0
Lowell P. Morgan                                     4,700             0               0               0


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of RVM's Board of Directors consists of Jacob Pollock, Chief Executive Officer, and C. Stephen Clegg. Mr. Pollock is a Director and Mr. Clegg is Chairman of the Board of Directors of Mid-West Spring Manufacturing Company, Inc. and Diamond Home Services, Inc., public companies, and Globe Building Products, Inc., a nonpublic company. Mr. Pollock is a member of the Compensation and Benefits Committee of the Board of Directors of Mid-West Spring Manufacturing Company, Inc.

REPORT OF COMPENSATION COMMITTEE

The Committee has not formulated policies for compensation to Mr. Pollock or other executive officers, that relate compensation to corporate performance. The compensation of each executive officer is determined by negotiation between the executive officer and Mr. Pollock subject to the approval of the Committee and the Board of Directors.

                                            By: Jacob Pollock, Chairman
                                                C. Stephen Clegg

PERFORMANCE GRAPH

The following line graph shows a comparison of cumulative total returns, assuming reinvestment of dividends, for a hypothetical investment of $100 made on March 31, 1995, in the common stock of RVM, the NASDAQ Composite Index, and an index of peer companies "peer group" selected by RVM. The peer group consists of the following companies: Dorsey Trailers, Inc., Featherlite Mfg., Inc., Miller Industries, Inc./TN, Wabash National Corp., Supreme Industries, Inc., Easco, Inc., International Aluminum Corporation, and Tredegar Industries, Inc.

RVM believes that the large returns in 1998 and 1997 are due to J.C. Bradford & Co. making a market in RVM's common stock beginning in the first quarter of 1997 and Herzeg Heine Geduld making a market beginning in the fourth quarter of 1998. In addition, the Company retained investor relation's consultants in January 1998. Prior to May 1996, RVM's common stock did not actively trade, but a market maker quoted bid prices and traded shares infrequently. The decrease in 1999 may be attributed to lower profits and the low volume of trades.

                                              NASDAQ
                         RVM                 Composite             Peer
                   Industries, Inc.            Index               Group
                   ----------------          ---------            ------
3/31/95                  100.00                100.00             100.00
3/31/96                   75.00                135.80              91.50
3/31/97                  550.00                150.96             119.97
3/31/98                1,199.99                228.88             163.63
3/31/99                  440.82                309.19             138.66
3/31/00                  465.31                574.05             124.26

                                     [GRAPH]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

J. Pollock & Company, wholly owned by Jacob Pollock and dissolved on March 15, 2000, purchases materials and provides or contracts for certain administrative services for the Company and charges the Company at its cost. Such transactions totaled $343,420 in 2000. J. Pollock & Company provided management services to the Company under agreements, which terminated on December 31, 1997. The Company paid $-0- in 2000 for these services. $-0- was owed at March 31, 2000.

The Company leases office and manufacturing space from a corporation in which Richard Pollock and Bruce Pollock are shareholders. The lease for five years was extended one year expiring December 31, 2000 at a monthly base rent of $9,300 with annual increases determined by the change in the Consumer Price Index, plus the Company's share of utilities, real estate taxes, insurance, and property maintenance. The Company paid approximately $129,000 in 2000. Richard Pollock and Bruce Pollock are sons of Jacob Pollock.

Since September 1, 1997, the Company has leased office space from Pollock Real Estate, Ltd., of which Jacob Pollock and his wife are members. The lease is for three years expiring August 31, 2000 at a monthly base rent of $5,500 plus the Company's share of utilities, real estate taxes, insurance and property maintenance. The Company paid $83,882 in 2000.

The Company purchased aluminum materials from The Aluminum Warehouse, Inc., of which Richard Pollock and his family are shareholders, totaling $117,906 in 2000. $7,297 was owed at March 31, 2000. The Company sold aluminum extrusions to The Aluminum Warehouse, Inc. totaling $536,529 in 2000. $147,826 was owed at March 31, 2000.

The Company hired temporary personnel from Flex-Team Incorporated, wholly owned by the Jacob Pollock Irrevocable Trust, of which Richard Pollock and other family members are beneficiaries, totaling $378,090 in 2000. $30,324 was owed at March 31, 2000.

See Notes 2 and 12 to the consolidated financial statements regarding acquisitions from and notes payable to related parties. See Notes 5 and 6 to the consolidated financial statements regarding guarantees of certain debt of the Company by related parties.

Management believes that the terms of the above transactions are comparable to those, which would have been obtainable from unaffiliated sources.

INDEPENDENT PUBLIC ACCOUNTANTS

No independent public accountants have yet been selected or recommended to the shareholders because the Company desires to maintain flexibility regarding the choice of auditors. Under the Company's by-laws and Certificate of Incorporation, the authority to select the Company's independent public accountants is reserved to the Board of Directors. Ernst & Young LLP served as the Company's independent public accountants for the fiscal years ended March 31, 1998, 1999 and 2000. Management of the Company wishes to reserve the right to reevaluate this choice with regard to the current fiscal year, although Ernst & Young LLP has not resigned or been terminated, and the Company has no definitive intention to change auditors at this time. A representative of Ernst & Young LLP is not expected to be present at the Meeting.

SHAREHOLDERS' PROPOSALS

All proposals intended to be presented by a shareholder at the 2001 Annual Meeting of the Company's Shareholders must be received by the Company no later than June 14, 2001 at the Company's offices addressed to 753 W. Waterloo Road, Akron, Ohio 44314-1519, for inclusion in the Company's proxy material or Information Statement for the 2001 Annual Meeting of Shareholders.

The Company's 2000 Annual Report is being delivered to shareholders with this Information Statement. A copy of the Company's Form 10-K for the fiscal year ended March 31, 2000, as filed with the Securities and Exchange Commission, may be obtained from the Company by following the procedure described in the 2000 Annual Report under the caption "Form 10-K."


                                    By Order of the Board of Directors,

                                    Nicholas T. George
                                    Secretary